                                                           Exhibit No. EX-99.d.1

                         INVESTMENT MANAGEMENT AGREEMENT
                                    MGI FUNDS

     AGREEMENT made this 1st day of July,  2005, by and between the MGI Funds, a
Delaware statutory trust (the "Trust"),  and Mercer Global Investments,  Inc., a
Delaware corporation (the "Advisor").

     WHEREAS, the Trust is an open-end management  investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust is  authorized  to  create  separate  series  of  shares,  each  having  its own investment objectives and policies; and

     WHEREAS,  the  Advisor  is  a  registered   investment  advisor  under  the
Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engages in the business of providing investment management services; and

     WHEREAS,  the Trust  desires  to retain the  Advisor  to render  investment management  and other services with respect to the series of the Trust listed on
Schedule A, as may be amended from time to time, attached hereto and made a part of this  Agreement  (each a "Fund,"  and  collectively,  the  "Funds"),  and the
Advisor  is  willing  to  render  such  services  on  the  following  terms  and conditions.

     NOW,  THEREFORE,  in consideration  of mutual covenants  recited below, the parties agree and promise as follows:

1.   DUTIES OF THE TRUST

     (a)  The  Trust,  except  as  otherwise  provided  in  this  Agreement,  is responsible  for  conducting  its own business and affairs and for all necessary  and  incidental  expenses and salaries  including,  but not limited to, the costs  incurred in: the  maintenance  of its corporate existence;  the maintenance of its own books,  records and procedures;
          dealing with its own shareholders;  the payment of dividends; transfer of stock,  including  issuance,  redemption  and repurchase of shares;
          preparation  of share  certificates;  preparation  and  filing of such forms as may be  required by the  various  jurisdictions  in which the
          Trust's  shares  may be sold;  preparation,  printing  and  mailing of
          reports   and  notices  to   shareholders;   calling  and  holding  of
          shareholders'  meetings;   miscellaneous  office  expenses;  brokerage
          commissions;  custodian fees;  legal and accounting  fees;  taxes; and
          state and federal registration fees.

     (b)  In the conduct of the respective  businesses of the parties and in the performance  of this  Agreement,  the Trust and the  Advisor may share facilities  common to each,  with  appropriate  proration  of expenses between them.

     (c)  To the extent the Advisor  incurs any costs by assuming  expenses that are an obligation  of the Trust as set forth  herein,  the Trust shall promptly reimburse the Advisor for such costs and expenses,  except to the extent the Advisor has otherwise agreed to bear such expenses.  To the extent the  services  for which the Trust is  obligated to pay are performed  by the  Advisor,  the Advisor  shall be entitled to recover from  the  Trust to the  extent  of the  Advisor's  actual  costs  for providing such services.

2.   DUTIES OF THE ADVISOR

     (a)  The Trust employs the Advisor  generally to manage the  investment and reinvestment  of the  assets  of  each  Fund.  Subject  always  to the supervision and control of the Trust's Board of Trustees,  the Advisor will have:  (i)  overall  supervisory  responsibility  for the general management and investment of each Fund's assets;  (ii) full discretion to select new or  additional  sub-advisors  for each Fund;  (iii) full discretion to enter into and materially  modify existing  sub-advisory agreements  with  sub-advisors;  (iv) full discretion to terminate and replace any  sub-advisor;  and (v) full investment  discretion to make all  determinations  with respect to the investment of a Fund's assets then managed by a  sub-advisor;  provided  that,  any agreement with a sub-advisor  will be in compliance  with, and approved as required by, the 1940 Act, or in accordance  with  exemptive  relief granted by the
          U.S.  Securities and Exchange  Commission (the "Commission") under the
          1940 Act. In connection with the Advisor's responsibilities under this
          Agreement,  the Advisor will assess each Fund's  investment  focus and will seek to implement  decisions  with respect to the  allocation and reallocation  of the  Fund's  assets  among  one or  more  current  or additional  sub-advisors,  from  time to time,  as the  Advisor  deems
          appropriate,   to  enable   the  Fund  to   achieve   its   investment
          objective(s).   To  the  extent  that  the   Advisor   does  hire  any
          sub-advisor,   the  Advisor  will  thereafter   continuously   review,
          supervise and (where appropriate) administer the investment program of the Fund.  In addition,  the Advisor will oversee and  coordinate  the
          Funds'  securities  lending  agent,  and oversee the Funds'  brokerage commission recapture arrangements (if any).

     (b)  In addition to the investment management services described above, the
          Trust  employs  the Advisor to provide  the  following  administrative services:  (i)  legal  services  necessary  to  maintain  the  Trust's corporate  existence;  (ii) legal  administration  services (including supervising  the  preparation of various reports filed with regulatory authorities,  including without limitation,  Form N-SARs, Form N-CSRs,
          Form N-Qs, proxy  statements,  periodic  reports to shareholders,  and
          U.S.  and  foreign  ownership   reports;   and  preparing  notices  of
          dividends,   capital  gains  distributions  and  tax  credits);  (iii)
          preparing  materials for meetings of the Trust's Board of Trustees and
          coordinating  Board  reporting;   (iv)  providing  treasury  functions
          (including  expense  and  expense  limitation  budgeting;  authorizing expenditures; and approving bills for payment on behalf of the Funds);
          (vi) overseeing the Trust's  independent  registered public accounting firm and the Trust's  tax-related  work; (vi) overseeing  non-advisory transition  management matters;  (vii) providing  compliance services, including  monitoring each Fund's  compliance  with: the 1940 Act, and the rules and  regulations  thereunder;  state  and  foreign  laws and regulations  applicable to the operation of investment companies;  and the Code of  Ethics  and  other  policies  adopted  by the Board or by
          Mercer,  in its  capacity  as  investment  advisor of the  Funds,  and applicable to the Funds; and (viii) providing executive,  clerical and secretarial personnel needed to carry out the above responsibilities.

     (c)  The Advisor will provide, or direct any sub-advisor to provide, to the administrator  and the Trust,  records  concerning  the  Advisor's and sub-advisor(s)'  activities  which the Trust is required to  maintain, and to render regular reports to the  administrator and to the Trust's officers and Trustees  concerning  the Advisor's  and  sub-advisor(s)'
          performance  of the  foregoing  responsibilities.  The  retention of a sub-advisor  by the  Advisor  shall not  relieve  the  Advisor  of its responsibilities under this Agreement.

     (d)  The Advisor shall discharge the foregoing  responsibilities subject to the control of the Board of Trustees of the Trust,  and in  compliance with such policies as the Trustees,  from time to time, may establish, and in compliance with the objectives,  policies,  and limitations for each such Fund set forth in the Trust's  prospectus(es)  and statement of additional  information,  as amended from time to time (referred to
          collectively   as  the   "Prospectus"),   and   applicable   laws  and
          regulations.  The Trust will furnish the  Advisor,  from time to time, with copies of all amendments to the Prospectus, if any.

     (e)  The Advisor accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings,  and equipment  and the  personnel  (including  the costs of retaining  any sub-advisors)  required by the Advisor to perform the  services on the terms and for the compensation  provided herein. The Advisor will not, however,  pay  for the  cost of  securities,  commodities,  and  other investments,  including  brokerage  commissions and other  transaction charges,  if any)  purchased  or sold by the Funds.  The Trust and the
          Advisor  acknowledge  that the same  individual may serve as the Chief
          Compliance  Officer (as that term is used in Rule 38a-1 under the 1940
          Act and Rule 206(4)-7 under the Advisers Act) (the "CCO") of the Trust and the Advisor, respectively, and that the same personnel may provide compliance services to the Trust and the Advisor. The costs of the CCO and  the  compliance  personnel,  including  their  salaries,  may  be allocated among the Trust and the Advisor.

3.   DELIVERY OF DOCUMENTS

     (a)  The Trust has furnished the Advisor with copies properly  certified or
          authenticated  of  each  of  the  following,   and  will  furnish  any
          amendments and restatements as they are effected:

          (i)  The Trust's  Agreement and  Declaration of Trust (such  Agreement and Declaration of Trust, as presently in effect and as it shall, from time to time, be amended,  is herein called the "Declaration of Trust");

          (ii) By-Laws of the Trust (such  By-Laws,  as in effect on the date of this  Agreement  and as  amended,  from time to time,  are herein called the "By-Laws"); and

          (iii) Prospectus(es) of the Fund(s).

     (b)  The  Advisor  has  furnished  to the Trust a copy of its Form ADV,  as filed with the Commission,  and will furnish any amendment  thereto as may be effected.

4.   OTHER COVENANTS

               The  Advisor agrees that it:

          (a)  will  comply with all  applicable  rules and  regulations  of the
               Commission  and, in addition,  will conduct its activities  under this Agreement in accordance with other applicable law;

          (b)  will place,  or will  direct the  sub-advisors  to place,  orders pursuant to its/their  investment  determinations for the Fund(s)
               either directly with the issuer or with any broker or dealer.  In
               executing   portfolio   transactions  and  selecting  brokers  or
               dealers,  the Advisor will, or will direct the  sub-advisors  to, use  its/their  best efforts to seek on behalf of a Fund the best overall  terms  available.  In assessing  the best overall  terms available for any  transaction,  the Advisor (or any sub-advisor)
               shall consider all factors that it deems relevant,  including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer,  and the  reasonableness of the commission,  if any, both for  the  specific  transaction  and on a  continuing  basis.  In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Advisor
               (or any sub-advisor) may also consider the brokerage and research services  (as those  terms are  defined in  Section  28(e) of the
               Securities  Exchange Act of 1934, as amended)  provided to a Fund and/or other  accounts  over which the Advisor or an affiliate of the Advisor may exercise investment  discretion.  The Advisor (or any  sub-advisor)  is authorized to pay to a broker or dealer who provides such  brokerage and research  services a commission  for executing a portfolio  transaction for any Fund that is in excess of the amount of commission  another  broker or dealer would have charged  for  effecting  that  transaction  if,  but only if, the
               Advisor (or any  sub-advisor)  determines in good faith that such commission  was  reasonable  in  relation  to  the  value  of the brokerage  and  research  services  provided  by such  broker  or dealer,  viewed  in terms of that  particular  transaction  or in terms of the overall  responsibilities  of the Advisor to a Fund.
               Such  authorization  is subject to termination at any time by the
               Trust's  Board of Trustees for any reason.  In no instance,  will any Fund's  securities be purchased  from or sold to the Advisor, any  sub-advisor  engaged with respect to that Fund,  the Trust's principal underwriter, or any affiliated person of the Trust, the
               Advisor, any sub-advisor or the principal underwriter,  acting as principal in the  transaction,  except to the extent permitted by the Commission and the 1940 Act.

5.   COMPENSATION OF THE ADVISOR

     (a)  For the services to be rendered by the Advisor as provided in Sections
          1 and 2 of  this  Agreement,  the  Trust  shall  pay  to  the  Advisor compensation  at the rates  specified in Schedule A, as may be amended from time to time,  attached hereto and made a part of this Agreement.
          Such  compensation  shall  be paid to the  Advisor  at the end of each month and shall be  calculated  by applying a daily rate to the assets of each Fund, based on the annual percentage rates as specified in the attached  Schedule A. The fee shall be based on the average  daily net assets for the month involved.

     (b)  Any advisory fees that may be charged by any sub-advisors hired by the
          Advisor are the sole obligation of the Advisor, and not of the Trust.

     (c)  If this  Agreement  is  terminated  prior  to the end of any  calendar month,  the  management  fee shall be prorated  for the portion of any month in which this Agreement is in effect according to the proportion that the number of calendar  days  during  which the  Agreement  is in effect,  bears to the number of calendar days in the month,  and shall be payable within 10 days after the date of termination.

     (d)  The  Advisor  may  voluntarily  or  contractually  agree to reduce any portion of the  compensation or  reimbursement  of expenses due to the
          Advisor  pursuant to this  Agreement and may  similarly  agree to make payments to limit  expenses that are the  responsibility  of the Trust
          under  this  Agreement.   Any  such  reduction  or  payment  shall  be
          applicable  only to such  specific  reduction or payment and shall not
          constitute  an  agreement  to  reduce  any  future   compensation   or
          reimbursement  due to the  Advisor  hereunder  or to  continue  future payments.  Any such  reduction will be agreed upon prior to accrual of the  related  expense  or fee and  will be  estimated  daily.  Any fee voluntarily  reduced by the Advisor and any Fund  expense  paid by the
          Advisor  voluntarily or pursuant to an agreed expense limitation shall be  reimbursed  by the Fund to the  Advisor in the first,  second,  or third (or any  combination  thereof)  fiscal year next  succeeding the fiscal year of the  withholding,  reduction,  or payment to the extent permitted by  applicable  law if the  aggregate  expenses for the next succeeding  fiscal year, second fiscal year or third succeeding fiscal year do not exceed any limitation to which the Advisor has agreed.

6.   REPORTS

     The Advisor  shall  furnish the Trust's Board of Trustees such periodic and special reports as the Board  reasonably may request,  including  reports on the nature and quality of services provided by any  sub-advisors.  The Advisor shall provide such  information  as the Board of Trustees may  reasonably  request and such  information as shall be reasonably  necessary to evaluate the terms of any investment management contract.

7.   STATUS OF THE ADVISOR

     The  services of the  Advisor to the Trust are not to be deemed  exclusive, and the Advisor  shall be free to render  similar  services to others so long as its services to the Trust are not impaired thereby.  The Advisor shall be deemed to be an independent  contractor and,  unless  otherwise  expressly  provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust. To the extent that the purchase or sale of  securities  or other  investments  of any  issuer  may be deemed by the
Advisor to be suitable  for two or more  accounts  managed by the  Advisor,  the available securities or investments may be allocated in a manner believed by the
Advisor to be equitable to each account.  It is recognized  that, in some cases, this may adversely affect the price paid or received by the Trust or the size or position obtainable for or disposed by the Trust or any Fund.

8.   USE OF THE MGI NAME

     In accordance with the Declaration of Trust of the Trust, in the event that the Advisor  ceases to be the  Trust's  investment  manager for any reason,  the
Trust will (unless the Advisor  otherwise  agrees in writing) take all necessary steps to cause  the  Trust to change  to a name not  including  the word  "MGI,"
within a reasonable period of time.

9.   CERTAIN RECORDS

     The Advisor shall maintain,  and cause any sub-advisors to maintain,  books and records  with  respect to the  Advisor's  and the  sub-advisor's  respective services to the Funds in accordance with good practice,  applicable  federal and state  securities  laws, and such  instructions  as may be provided to it by the
Trust from time to time.

10.  LIMITATION OF LIABILITY OF THE ADVISOR

     The duties of the Advisor  shall be confined to those  expressly  set forth herein,  and no implied  duties are  assumed by or may be  asserted  against the
Advisor hereunder.  The Advisor shall not be liable for any error of judgment or mistake of law or for any loss arising out of any  investment  or for any act or omission in carrying  out its duties  hereunder,  except a loss  resulting  from willful  malfeasance,  bad faith or gross  negligence in the  performance of its duties,  or by  reason of  reckless  disregard  of its  obligations  and  duties hereunder,  except as may otherwise be provided  under  provisions of applicable federal and state law that cannot be waived or modified hereby. (As used in this
Section 10, the term "Advisor" shall include directors,  officers, employees and other corporate agents of the Advisor, as well as that corporation itself.)

11.  PERMISSIBLE INTERESTS

     Trustees, agents, and shareholders of the Trust are or may be interested in the Advisor (or any successor  thereof) as  directors,  partners,  officers,  or
shareholders,   or  otherwise;   directors,   partners,  officers,  agents,  and
shareholders  of the Advisor are or may be  interested in the Trust as Trustees, officers,  shareholders  or otherwise;  and the Advisor (or any successor) is or may be  interested  in the Trust as a  shareholder  or otherwise  subject to the provisions  of  applicable  law.  All such  interests  shall be fully  disclosed between  the  parties on an ongoing  basis and in the  Trust's  Prospectuses  as required  by law.  In  addition,  brokerage  transactions  for the  Trust may be effected through affiliates of the Advisor or any sub-advisor if approved by the
Board of Trustees, subject to the rules and regulations of the Commission.

12.  DURATION AND TERMINATION

     This Agreement, unless sooner terminated as provided herein, shall for each
Fund  listed on  Schedule A attached  hereto  remain in effect  from the date of execution or, if later, the date the initial capital to a series of the Trust is first provided (the "Effective Date"),  until two years from the Effective Date, and thereafter,  for periods of one year so long as such continuance  thereafter is  specifically  approved at least  annually:  (i) by the vote of a majority of those  Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such  approval,  and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of each Fund;  provided,  however, that if the  shareholders  of any Fund fail to approve the Agreement as provided herein,  the Advisor may  continue to serve  hereunder  in the manner and to the extent permitted by the 1940 Act and the rules and regulations  thereunder.  The foregoing  requirement  that  continuance  of this  Agreement  be  "specifically approved at least annually"  shall be construed in a manner  consistent with the
1940 Act and the rules and regulations thereunder.

     This  Agreement may be  terminated as to any Fund at any time,  without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding  voting securities of the Fund on not less than 30 days nor more  than 60 days  written  notice to the  Advisor,  or by the
Advisor at any time  without  the  payment of any  penalty,  on 90 days  written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment (as that term is interpreted under the 1940 Act).

     This   Agreement   shall   extend  to  and  bind  the   heirs,   executors,
administrators and successors of the parties hereto.

     As used in this Section 12, the terms "assignment,"  "interested  persons,"
and a "vote of a majority of the outstanding  voting  securities" shall have the respective  meanings  set forth in the 1940 Act and the  rules  and  regulations thereunder, subject to such exemptions as may be granted by the Commission.

13.  GOVERNING LAW

     This  Agreement  shall be governed by the internal laws of the State of New
York,  without regard to conflict of law  principles;  provided,  however,  that nothing herein shall be construed as being inconsistent with the 1940 Act.

14.  NOTICE

     Any notice,  advice or report to be given pursuant to this Agreement  shall be  deemed  sufficient  if  delivered  or  mailed by  registered,  certified  or overnight  mail,  postage  prepaid  addressed by the party giving  notice to the other party at the last address furnished by the other party:

        To the Advisor at:                 To the Trust at:

        1166 Avenue of the Americas        1166 Avenue of the Americas
        New York, New York  10036          New York, New York  10036
        Attention:  Chief Counsel          Attention:  Secretary

15.  SEVERABILITY

     If any provision of this Agreement shall be held or made invalid by a court decision,  statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

16.  ENTIRE AGREEMENT

     This Agreement embodies the entire agreement and understanding  between the parties hereto, and supersedes all prior agreements and understandings  relating to this Agreement's subject matter. This Agreement may be executed in any number of  counterparts,  each of which  shall be  deemed to be an  original,  but such counterparts, together, shall constitute only one instrument.

     A copy of the  Certificate  of  Trust  of the  Trust  is on file  with  the
Secretary of State of Delaware,  and notice is hereby given that this instrument is  executed  on behalf of the  Trustees  of the Trust as  Trustees,  and is not
binding  upon  any of the  Trustees,  officers,  or  shareholders  of the  Trust individually but binding only upon the assets and property of the Trust.

     No series of the Trust  shall be liable  for the  obligations  of any other series of the Trust.  Without  limiting the  generality  of the  foregoing,  the
Advisor  shall look only to the assets of a particular  Fund for payment of fees for services rendered to that Fund.

     Where  the  effect  of a  requirement  of the  1940  Act  reflected  in any provision  of this  Agreement is altered by a rule,  regulation  or order of the
Commission,  whether of special or general application,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed as of the day and year first written above.

MERCER GLOBAL INVESTMENTS, INC.                 MGI FUNDS

By:  /s/ Ravi Venkataraman               By:  /s/ David M. Goldenberg
         Ravi Venkataraman                    David M. Goldenberg
         Chief Investment Officer             Vice President and Secretary

                                   Schedule A
                             as amended May 25, 2006

                                                    Investment Advisory Fee
                                            ------------------------------------
Series                                      Assets Up to    Assets in Excess of
                                            $750 Million       $750 Million
                                            ------------    -------------------
MGI US Large Cap Growth Equity Fund          0.55 of 1%         0.53 of 1%
MGI US Large Cap Value Equity Fund           0.53 of 1%         0.51 of 1%
MGI US Small/Mid Cap Growth Equity Fund      0.90 of 1%             N/A
MGI US Small/Mid Cap Value Equity Fund       0.90 of 1%             N/A
MGI Non-US Core Equity Fund                  0.75 of 1%         0.73 of 1%
MGI High Yield Fixed Income Fund             0.60 of 1%         0.58 of 1%
MGI Core Opportunistic Fixed Income Fund     0.35 of 1%         0.33 of 1%
MGI US Short Maturity Fixed Income Fund      0.25 of 1%         0.23 of 1%